Exhibit 10.19

XPLORE TECHNOLOGIES CORP.
 2009 STOCK INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK UNIT GRANT
You have been granted the following Option to purchase Common Stock of XPLORE TECHNOLOGIES CORP. (the “Corporation”) under the Corporation’s 2009 Stock Incentive Plan, as amended to date (the “Plan”):
Name of Recipient:
Total Number of Restricted Stock Units:
Grant Date:
Vesting Commencement Date:
Vesting Schedule:
By your signature and the signature of the Corporation’s representative below, you and the Corporation agree that these Restricted Stock Units are granted under and governed by the terms and conditions of the Plan and the Restricted Stock Unit Agreement (the “Agreement”), both of which are attached to and made a part of this document.
By signing this document, you further agree that the Corporation may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Corporation is required to deliver to its security holders (including, without limitation, annual reports and proxy statements).  You also agree that the Corporation may deliver these documents by posting them on a website maintained by the Corporation or by a third party under contract with the Corporation.  If the Corporation posts these documents on a website, it will notify you by e-mail.

RECIPIENT:	XPLORE TECHNOLOGIES CORP.

By:
Recipient’s Signature

	Title:	President
Recipient’s Printed Name

XPLORE TECHNOLOGIES CORP.
 2009 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
Vesting
The Restricted Stock Units represented by this Agreement vests in installments, as shown in the Notice of Restricted Stock Unit Grant.  The Restricted Stock Units represented by this Agreement will in no event vest after your Service as an Employee, Director or Consultant has terminated for any reason.

Issuance of Shares
Upon each date on which Restricted Stock Units vest, one Share shall be issued for each Restricted Stock Unit that vests on such date, subject to the terms and provisions of the Plan and this Agreement.  The Corporation shall not be required to issue any Shares hereunder so long as the Corporation reasonably anticipates that such issuance will violate Federal securities law, foreign securities law or other applicable law; provided however, that in such event the Corporation shall issue such Shares at the earliest possible date at which the Corporation reasonably anticipates that the issuance of the Shares will not cause such violation.

Termination
If your Service terminates for any reason except death or “Total and Permanent Disability” (as defined below), then your Restricted Stock Units that have not vested will be forfeited and cancelled automatically at the time of the termination of Service.  The Corporation determines when your Service terminates for this purpose and all purposes under the Plan and its determinations are conclusive and binding on all persons.

Death
If your Service terminates because of death, then your Restricted Stock Units shall automatically and with no exercise of discretion by the Corporation become fully vested, and shall be settled, on the date of death.  [Notwithstanding the previous sentence, if in the event that within one year of the date of this Agreement, you die, your Restricted Stock Units shall immediately thereupon terminate.]

Disability
If your Service terminates because of your Total and Permanent Disability, then your Restricted Stock Units shall automatically and with no exercise of discretion by the Corporation become fully vested, and shall be settled, on the date of Total and Permanent Disability.

“Total and Permanent Disability” means you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Corporation.

Leaves of Absence
For purposes of this Agreement, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Corporation in writing and if continued crediting of Service is required by the terms of the leave or by applicable law.  But your Service terminates when the approved leave ends, unless you immediately return to Service.

If you go on a leave of absence, then the vesting schedule specified in the Notice of Restricted Stock Unit Grant may be adjusted in accordance with the Corporation’s leave of absence policy or the terms of your leave.  If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Restricted Stock Unit Grant may be adjusted in accordance with the Corporation’s part-time work policy or the terms of an agreement between you and the Corporation pertaining to your part-time schedule.

Xplore Technologies Corp.
Restricted stock unit Agreement

Obligation to Pay
Unless and until a Restricted Stock Unit has vested in accordance with the terms hereof, you will have no right to payment of a Share with respect to the Restricted Stock Unit.  Prior to actual payment of any Shares pursuant to vested Restricted Stock Units, each Restricted Stock Unit represents an unsecured obligation of the Corporation, payable (if at all) only from the general assets of the Corporation.  No Shares shall be issued until after the Restricted Stock Units have vested in accordance with the terms hereof and shall be issued in accordance with the settlement terms hereof.  Notwithstanding Section 10(b) of the Plan, the Restricted Stock Units will only be settled, if at all, in Shares, provided that to the extent a fractional Share is earned, the number of Shares paid shall be rounded down to the nearest whole number and no fractional Share shall be issued.

Withholding Taxes and Stock Withholding
You will not be issued Shares upon vesting of Restricted Stock Units unless you make arrangements acceptable to the Corporation to pay any withholding taxes that may be due as a result of this Award or the issuance of the Shares.  You also authorize the Corporation, or your actual employer, to satisfy all withholding obligations of the Corporation or your actual employer from your wages or other cash compensation payable to you by the Corporation or your actual employer.

Restrictions on Resale
You agree not to sell any Shares at a time when applicable laws, Corporation policies or an agreement between the Corporation and its underwriters prohibit a sale.  This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Corporation may specify.

Retention Rights
Neither your Restricted Stock Units nor this Agreement gives you the right to be employed or retained by the Corporation or a subsidiary of the Corporation in any capacity. The Corporation and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Stockholder Rights
Neither you nor your estate or heirs will have any of the rights or privileges of a stockholder of the Corporation in respect of any Restricted Stock Unit Award unless and until Shares have been issued in accordance with this Agreement, recorded on the records of the Corporation or its transfer agents or registrars, and delivered to you.  After such issuance, recordation, and delivery, you will have all the rights of a stockholder of the Corporation with respect to voting such Shares and receipt of dividends and distributions on such Shares.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Shares, the number of Shares issuable in respect of any Restricted Stock Unit shall be adjusted pursuant to the Plan.

Xplore Technologies Corp.
Restricted stock unit Agreement

Successors and Assigns
The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by, the Corporation’s successors and assigns.  Your rights and obligations under this Agreement may only be assigned with the prior written consent of the Corporation.

Notice
Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following mailing with postage and fees prepaid, addressed to the other party hereto at the address last known in the Corporation’s records or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).
The Plan and Other Agreements
The text of the Plan is incorporated in this Agreement by reference. In the event of any inconsistency between the Plan and this Agreement, the Plan shall govern. All capitalized terms in the Agreement shall have the meanings assigned to them in the Plan. This Agreement and the Plan constitute the entire understanding between you and the Corporation regarding the Restricted Stock Units. Any prior agreements, commitments or negotiations concerning the Restricted Stock Units are superseded. This Agreement may be amended only by another written agreement, signed by both parties.

BY SIGNING THE NOTICE OF RESTRICTED STOCK UNIT GRANT
ATTACHED TO THIS AGREEMENT,
YOU AGREE TO ALL OF THE TERMS AND CONDITIONS
DESCRIBED ABOVE AND IN THE PLAN

Xplore Technologies Corp.
Restricted stock unit Agreement